Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-86536, 333-50261, and 333-84806 on Form S-8 of our report dated September 21, 2011 relating to the financial statements of McKesson Corporation Profit-Sharing Investment Plan appearing in this Annual Report on Form 11-K of McKesson Corporation Profit-Sharing Investment Plan for the year ended March 31, 2011.

/s/ Deloitte & Touche LLP

San Francisco, CA

September 21, 2011